Exhibit 99.1

Dyax Corp. Appoints Marc Kozin to Board of Directors

BURLINGTON, Mass.--(BUSINESS WIRE)--October 16, 2012--Dyax Corp. (NASDAQ: DYAX), a developer of novel biotherapeutics for unmet medical needs, announced today the appointment of Marc Kozin to its Board of Directors.

“Marc brings to our Board nearly 30 years of domestic and international experience in strategy consulting and a deep understanding of our industry,” said Henry E. Blair, Chairman of Dyax’s Board of Directors. “His expertise and record of success in advising life sciences companies will provide the Board with a new and valued perspective as we continue to grow our KALBITOR® (ecallantide) business, expand our angioedema portfolio and leverage our Licensing and Funded Research Program.”

For 15 years, Mr. Kozin was North American President of L.E.K. Consulting, a global management consulting firm that uses deep industry expertise and analytical rigor to help clients solve their most critical business problems. Mr. Kozin led the development of L.E.K.’s biopharmaceutical & life sciences practice, where he advised biopharmaceutical leaders on strategic issues facing their organizations, including, acquisition opportunities and target screening, licensing and joint ventures, portfolio optimization, product planning and commercialization, and domestic and global marketing strategies. Mr. Kozin also serves on the boards of Endocyte, Medical Simulation Corporation, UFP Technologies, CrunchTime! Information Systems, Inc. and DukeEngage.

Mr. Kozin received his B.A., magna cum laude, in Economics from Duke University and an M.B.A. with distinction from The Wharton School of the University of Pennsylvania.

About Dyax

Dyax is a fully integrated biopharmaceutical company focused on the discovery, development and commercialization of novel biotherapeutics for unmet medical needs. The Company’s key value drivers are the KALBITOR® (ecallantide) business and the Angioedema Portfolio, as well as the Licensing and Funded Research Program (LFRP).

Dyax developed KALBITOR on its own and, since February 2010, the Company has been selling it in the United States for the treatment of acute attacks of hereditary angioedema (HAE) in patients 16 years of age and older. Outside the United States, the Company has established partnerships to obtain regulatory approval for and commercialization of KALBITOR in certain markets and is evaluating opportunities in others.

The Company is currently developing products to expand its angioedema portfolio, including a diagnostic strategy to identify plasma kallikrein (bradykinin) mediated (PKM) angioedema and a therapeutic candidate, DX-2930, for the prophylactic treatment of PKM angioedema.

KALBITOR and DX-2930 were identified using Dyax’s patented phage display technology, which rapidly selects compounds that bind with high affinity and specificity to therapeutic targets. Dyax leverages this technology broadly through the LFRP. This program has provided the Company a portfolio of product candidates being developed by its licensees.

Dyax is headquartered in Burlington, Massachusetts. For additional information about Dyax, please visit www.dyax.com.

Disclaimer

This press release contains forward-looking statements. Statements that are not historical facts are based on Dyax’s current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which Dyax and its licensees compete. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements because of uncertainties involved in any future projections, as well as uncertainties associated with various activities and aspects of Dyax’s business. These risks and uncertainties are described or referred to in Item 1A, “Risk Factors” in Dyax’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Dyax cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Dyax undertakes no obligations to update or revise these statements, except as may be required by law.

Dyax, the Dyax logo, and KALBITOR are registered trademarks of Dyax Corp.

CONTACT:
Dyax Corp.
Jennifer Robinson, 617-250-5741
Associate Director
Investor Relations and Corporate Communications
jrobinson@dyax.com